UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2014

Artisan Partners Asset Management Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800

Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 390-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 18, 2014, the previously announced sale in an underwritten public offering of 1,836,898 shares of Class A common stock of Artisan Partners Asset Management Inc. (the “Company”) by affiliates of Hellman & Friedman LLC (the “Selling Stockholders”) to Citigroup Global Markets Inc. was completed.

Upon completion of the sale, the Company and its subsidiary, Artisan Partners Holdings LP (“Holdings”), ceased to have any convertible preferred shares or preferred units, respectively, outstanding. The completion of the transaction increased the Company’s public float of Class A common stock by 1,836,898 shares. The Company did not receive any proceeds from the offering.

In connection with the offering, the Company, Holdings, Citigroup Global Markets Inc. and the Selling Stockholders entered into an underwriting agreement (the “Underwriting Agreement”), which contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares of Class A common stock by the Selling Stockholders to Citigroup Global Markets Inc., indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference.

The information in this Item 8.01, including the exhibit incorporated herein by reference, shall be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall be deemed incorporated by reference in the Company’s filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of June 12, 2014, among Artisan Partners Asset Management Inc., Artisan Partners Holdings LP, the Selling Stockholders named in Schedule II thereto and Citigroup Global Markets Inc.

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.

Date: June 18, 2014	By:	/s/ Charles J. Daley, Jr.
	Name:	Charles J. Daley, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer